UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report

December 22, 2004

(Date of earliest event reported)

SFBC International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16119	59-2407464

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11190 Biscayne Boulevard Miami, Florida	33181

(Address of principal executive offices)	(Zip Code)

(305) 895-0304

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A is filed as an amendment to SFBC International, Inc.’s (“SFBC”) Current Report on Form 8-K dated December 22, 2004, filed on December 27, 2004, as required by Item 9.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

PharmaNet, Inc. and Subsidiaries Consolidated Financial Statements

The following consolidated financial statements of PharmaNet, Inc. and its subsidiaries are included in this Item 9.01(a) of this Current Report on Form 8-K/A:

As of September 30, 2004 and for the nine months ended September 30, 2004 and 2003:

Unaudited Consolidated Balance Sheet as of September 30, 2004

Unaudited Consolidated Statements of Earnings for the nine months ended September 30, 2004 and 2003

Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2004 and 2003

Notes to Unaudited Consolidated Financial Statements

As of and for the year ended December 31, 2003:

Report of Independent Auditors

Consolidated Balance Sheet as of December 31, 2003

Consolidated Statement of Earnings for the year ended December 31, 2003

Consolidated Statement of Shareholders’ Equity and Comprehensive Income for the year ended December 31, 2003

Consolidated Statement of Cash Flows for the year ended December 31, 2003

Notes to Consolidated Financial Statements

As of and for each of the two years in the period ended December 31, 2002:

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheet as of December 31, 2002

Consolidated Statements of Earnings for the years ended December 31, 2002 and 2001

Consolidated Statements of Shareholders’ Equity and Comprehensive Income for the years ended December 31, 2002 and 2001

Consolidated Statements of Cash Flows for the years ended December 31, 2002 and 2001

Notes to Consolidated Financial Statements

PHARMANET, INC. AND SUBSIDIARIES
Consolidated Balance Sheet
September 30, 2004
(Unaudited)

Assets

Current assets:
Cash and cash equivalents	$16,639,187
Accounts receivable	43,248,756
Prepaid expenses and other current assets	2,834,384
Deferred income taxes	310,436

Total current assets	63,032,763
Property and equipment, net	14,053,280
Deferred income taxes	1,588,698
Other assets, net	1,906,547
Other intangible assets, net	210,742
Goodwill	18,648,866

Total assets	$99,440,896

Liabilities and Shareholders’ Equity

Current liabilities:
Current portion of long-term debt	$4,000,000
Current portion of capital lease obligations	291,050
Accounts payable and accrued expenses	12,711,795
Income taxes payable	(235,907)
Current portion of customer advances	25,666,288

Total current liabilities	42,433,226
Long-term debt, less current portion	5,000,000
Deferred income taxes	1,972,332
Capital lease obligations, less current portion	23,216
Customer advances	15,011,685

Total liabilities	64,440,459

Commitments and contingencies
Shareholders’ equity:
Convertible preferred stock, $0.01 par value per share (aggregate liquidation value of $6,590,000 in 2004) authorized 6,000,000 shares; 4,635,000 issued and outstanding at September 30, 2004	46,350
Common stock, $0.01 par value per share. authorized 20,000,000 shares; 13,777,424 issued and 13,542,605 outstanding shares at September 30, 2004	137,774
Additional paid-in capital	10,020,241
Treasury stock (at cost, 234,819 shares at September 30, 2004)	(2,335,166)
Accumulated other comprehensive income	749,089
Retained earnings	26,382,149

Total shareholders’ equity	35,000,437

Total liabilities and shareholders’ equity	$99,440,896

See accompanying notes to consolidated financial statements.

PHARMANET, INC. AND SUBSIDIARIES
Consolidated Statements of Earnings
Nine months ended September 30, 2004 and 2003
(Unaudited)

	2004	2003
Revenue	$88,260,495	$76,161,381
Reimbursed out of pocket expenses	37,893,330	28,441,010

Total net revenue	126,153,825	104,602,391

Operating expenses:
Direct costs	53,683,263	49,321,045
Reimbursable out of pocket expenses	37,893,330	28,441,010
Selling, general, and administrative	19,372,284	18,363,076
Depreciation and amortization	4,523,900	4,690,752
Facility related charge	588,891	440,394

Total operating expenses	116,061,668	101,256,277

Earnings from operations	10,092,157	3,346,114

Interest income	108,136	4,967
Interest expense	(360,587)	(1,050,043)

Earnings before income taxes	9,839,706	2,301,038
Income tax expense	3,435,041	853,225

Net earnings	$6,404,665	$1,447,813

See accompanying notes to consolidated financial statements.

PHARMANET, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Nine months ended September 30, 2004 and 2003
(Unaudited)

	2004	2003
Cash flows from operating activities:
Net earnings	$6,404,665	$1,447,813
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization expense	4,523,900	4,690,752
Amortization of financing costs	44,289	121,198
Deferred income taxes	4,026	—
Changes in assets and liabilities, net of the effects of the MEDEX acquisition:
(Increase) decrease in accounts receivable	745,830	(8,363,485)
(Increase) decrease in prepaid expenses and other current assets	(761,500)	1,772,368
(Increase) decrease in other assets	(87,996)	6,741,207
Increase in accounts payable and accrued expenses	2,935,171	2,436,848
Decrease in income taxes payable	(189,177)	(164,626)
Increase in customer advances	2,526,822	5,036,996

Net cash provided by operating activities	16,146,030	13,719,071

Cash flows from investing activities:
Purchase of property and equipment	(1,905,308)	(2,500,908)

Net cash used in investing activities	(1,905,308)	(2,500,908)

Cash flows from financing activities:
Proceeds from lines of credit, net of financing costs of $37,500	—	1,600,000
Repayment of term debt	(3,000,000)	(8,941,670)
Repayment of capital leases	(346,631)	(567,861)
Proceeds from issuance of common stock	119,076	193,891
Purchase of treasury stock	(4,633)	(300,000)

Net cash used in financing activities	(3,232,188)	(8,015,640)

Effect of exchange rate changes on cash and cash equivalents	(219,252)	(695,477)

Net increase in cash and cash equivalents	10,789,282	2,507,046
Cash and cash equivalents, beginning of period	5,849,905	1,033,298

Cash and cash equivalents, end of period	$16,639,187	$3,540,344

Supplemental cash flow information:
Interest paid	$288,684	$948,886
Taxes paid	$3,899,387	$1,023,358

See accompanying notes to consolidated financial statements.

PHARMANET, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements

NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

Principles of Consolidation and Organization

The unaudited consolidated financial statements include the accounts of PharmaNet, Inc. (the “Company”) and its wholly-owned subsidiaries. All financial information presented in this report relating to foreign subsidiaries has been converted to United States dollars. All intercompany transactions and balances have been eliminated in consolidation.

Unless the context otherwise requires, all references in the Notes to “PharmaNet,” or the “Company” refer to PharmaNet, Inc. and its subsidiaries and predecessors as a combined entity.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation have been made. Operating results for the nine month period ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed consolidated financial statements have been prepared in accordance with the accounting policies described in the Company’s annual financial statements for the year ended December 31, 2003, and should be read in conjunction with the consolidated financial statements and notes which appear elsewhere herein. These statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the period. Future events and their effects cannot be determined with absolute certainty; therefore, the determination of estimates requires the exercise of judgment. Actual results may differ from those estimates, and such differences may be material to our financial statements. Management continually evaluates its estimates and assumptions, which are based on historical experience and other factors that are believed to be reasonable under the circumstances.

New Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. (“FIN”) 46, “Consolidation of Variable Interest Entities,” which establishes criteria to identify variable interest entities (“VIE”) and the primary beneficiary of such entities. An entity that qualifies as a VIE must be consolidated by its primary beneficiary. All other holders of interests in a VIE must disclose the nature, purpose, size and activity of the VIE as well as their maximum exposure to losses as a result of involvement with the VIE. FIN 46 was revised in December 2003 and is effective for financial statements of public entities that have special-purpose entities, as defined, for periods ending after December 15, 2003. For public entities without special-purpose entities, it is effective for financial statements for periods ending after March 15, 2004. The Company does not have any special-purpose entities, as defined. The adoption of FIN 46 did not have a material effect on the Company’s financial statements.

PHARMANET, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements

In December 2004, the FASB issued FAS 123(R), Share-Based Payment, that addresses the accounting for share-based payment transactions (for example, stock options and awards of restricted stock) in which an employer receives employee-services in exchange for equity securities of the company or liabilities that are based on the fair value of the company’s equity securities. This standard eliminates the use of APB Opinion No. 25, Accounting for Stock Issued to Employees, and will generally require such transactions be accounted for using a fair-value-based method and recording compensation expense rather than optional pro forma disclosure. This standard is effective on July 1, 2005. The Company does not expect this standard to have a material effect on its operations.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to the Company’s consolidated financial statements.

NOTE 3. FACILITY RELATED CHARGE

During the nine months ended September 30, 2004 and 2003, the Company incurred $588,891 and $440,394, respectively, of facility related charges related to unoccupied office space the Company rents in Essington, Pennsylvania.

PHARMANET, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements

NOTE 4. COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, the Company is involved in various claims and legal actions arising in the ordinary course of business. At September 30, 2004, the Company is not party to any material legal proceeding.

NOTE 5. SUBSEQUENT EVENT

On December 22, 2004, all of the Company’s outstanding shares were purchased by SFBC International, Inc. The purchase price was approximately $245 million. Immediately prior to the purchase, the Company repaid approximately $9,000,000 of its bank debt. In connection with the purchase, all stock options were exercised or converted into SFBC International, Inc. stock options.

Report of Independent Auditors

To the Board of Directors
PharmaNet, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of earnings, shareholders’ equity and comprehensive income and cash flows present fairly, in all material respects, the financial position of PharmaNet, Inc. and its subsidiaries at December 31, 2003 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

May 13, 2004 Philadelphia, Pennsylvania

PHARMANET, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2003

Assets
Current assets:
Cash and cash equivalents	$5,849,905
Accounts receivable, net	43,994,586
Prepaid expenses and other current assets	2,163,903
Deferred income taxes	310,436

Total current assets	52,318,830

Property and equipment, net	16,656,662
Deferred income taxes	1,595,885
Other assets, net	1,818,550
Other intangible assets, net	225,952
Goodwill	18,648,866

Total assets	$91,264,745

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$4,000,000
Current portion of capital lease obligations	442,917
Accounts payable and accrued expenses	9,776,623
Current portion of customer advances	15,997,695

Total current liabilities	30,217,235

Long-term debt, less current portion	8,000,000
Deferred income taxes	1,975,493
Capital lease obligations, less current portion	217,980
Customer advances	22,153,458

Total liabilities	62,564,166

Commitments and contingencies

Shareholders’ equity:
Convertible preferred stock, $0.01 par value per share (aggregate liquidation value of $6,590,000) authorized 6,000,000 shares; 4,635,000 issued and outstanding)	46,350
Common stock, $0.01 par value per share, authorized 20,000,000 shares; 13,742,942 issued and 13,509,559 outstanding shares)	137,429
Additional paid-in capital	9,901,510
Treasury stock (at cost, 233,383 shares)	(2,330,533)
Accumulated other comprehensive income	968,341
Retained earnings	19,977,482

Total shareholders’ equity	28,700,579

Total liabilities and shareholders’ equity	$91,264,745

The accompanying notes are an integral part of these consolidated financial statements.

PHARMANET, INC. AND SUBSIDIARIES

Consolidated Statement of Earnings

Year ended December 31, 2003

Revenue	$100,420,014
Reimbursed out of pocket expenses	39,881,786

Total net revenue	140,301,800

Operating expenses:
Direct costs	65,495,186
Reimbursable out of pocket expenses	39,881,786
Selling, general, and administrative	24,923,165
Depreciation and amortization	5,790,605
Facility related charge	439,404

Total operating expenses	136,530,146

Earnings from operations	3,771,654

Interest income	21,353
Interest expense	(1,280,647)

Earnings before income taxes	2,512,360

Income tax expense	931,599

Net earnings	$1,580,761

The accompanying notes are an integral part of these consolidated financial statements.

PHARMANET, INC. AND SUBSIDIARIES

Consolidated Statement of Shareholders’ Equity and Comprehensive Income

Year ended December 31, 2003

	Convertible preferred stock		Common stock		Additional	Treasury stock (at cost)		Accumulated
					paid-in			other comprehensive	Retained
	Shares	Amount	Shares	Amount	capital	Shares	Amount	income	earnings	Total
Balance, January 1, 2003	4,635,000	$46,350	13,622,642	$136,227	$9,612,472	165,409	$(1,726,741)	$11,323	$18,396,721	$26,476,352
Exercise of common stock options	—	—	120,300	1,202	289,038	—	—	—	—	290,240
Purchase of treasury stock	—	—	—	—	—	67,974	(603,792)	—	—	(603,792)
Comprehensive income:
Net earnings	—	—	—	—	—	—	—	—	1,580,761	1,580,761
Foreign currency translation adjustment	—	—	—	—	—	—	—	957,018	—	957,018

Comprehensive income										2,537,779

Balance, December 31, 2003	4,635,000	$46,350	13,742,942	$137,429	$9,901,510	233,383	$(2,330,533)	$968,341	$19,977,482	$28,700,579

The accompanying notes are an integral part of these consolidated financial statements.

PHARMANET, INC. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

Year ended December 31, 2003

Cash flows from operating activities:
Net earnings	$1,580,761
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization expense	5,790,605
Write-off of fixed assets and intangibles	348,593
Amortization of financing costs	159,049
Deferred income taxes	51,578
Changes in assets and liabilities:
Decrease in accounts receivable	1,875,372
Decrease in prepaid expenses and other current assets	487,919
Decrease in other assets	6,440,928
Increase in accounts payable and accrued expenses	1,264,003
Decrease in income taxes payable	(1,390,911)
Increase in customer advances	14,786,226

Net cash provided by operating activities	31,394,123

Cash flows from investing activities:
Purchase of property and equipment	(3,401,564)

Net cash used in investing activities	(3,401,564)

Cash flows from financing activities:
Repayment of lines of credit	(12,500,000)
Repayment of term debt	(10,631,610)
Repayment of capital leases	(687,808)
Proceeds from issuance of common stock	245,330
Purchase of treasury stock	(603,792)

Net cash used in financing activities	(24,177,880)

Effect of exchange rate changes on cash and cash equivalents	1,001,928

Net increase in cash and cash equivalents	4,816,607

Cash and cash equivalents, beginning of year	1,033,298

Cash and cash equivalents, end of year	$5,849,905

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Financing costs	$112,500
Interest	1,208,502
Income taxes	2,470,489

The accompanying notes are an integral part of these consolidated financial statements.

(1) Organization and Summary of Significant Accounting Policies

(a)	Organization
PharmaNet, Inc. (PharmaNet), a contract research organization, was incorporated on December 26, 1995 in Delaware and provides independent clinical development service for the pharmaceutical, biotechnology and medical device industries.

PharmaNet’s operations involve a single industry segment for financial reporting purposes.

(b)	Principles of Consolidation

The accompanying consolidated financial statements include the accounts and operations of PharmaNet and its wholly-owned subsidiaries (together, the Company). All intercompany accounts and transactions have been eliminated in consolidation.

(c)	Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(d)	Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less at date of purchase and consist principally of money market funds at December 31, 2003.

(e)	Financial Instruments

The fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, customer advances, capital lease obligations, and long-term debt approximate their carrying amounts as reported at December 31, 2003.

(f)	Debt Issuance Costs

The costs related to the issuance of debt are capitalized and amortized to interest expense using the effective interest method over the lives of the related debt.

(Continued)

(g)	Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from three to eleven years. Leasehold improvements are amortized using the straight-line method over the estimated life of the asset or the remaining lease term, whichever is shorter.

Costs related to the development or purchase of internal-use software during the application development stage are capitalized and amortized over the estimated useful life of the software. Costs related to the preliminary project stage and the post-implementation/operation stage of internal-use computer software development projects are expensed as incurred. The Company capitalized $173,724 of internal costs related to the development of internal-use software in 2003.

(h)	Intangible Assets and Goodwill

In accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations (SFAS 141) and certain provisions of SFAS No. 142, Goodwill and Other Intangible Assets, (SFAS 142) the Company recorded its business combination, which occurred after June 30, 2001, using the purchase method of accounting. Furthermore, the Company recorded all identifiable intangible assets apart from goodwill. Goodwill, which represents the excess purchase price over the fair value of net assets acquired, is not amortized, but will be evaluated for impairment at least annually.

Other Intangible assets, which consist of backlog and trademark, are amortized on a straight-line method over their estimated useful lives. Estimated useful lives are as follows:

Years
Backlog	2.5
Trademarks	2-15

(i)	Impairment of Long-Lived Assets

SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held for sale; and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. The Company adopted SFAS No. 144 on January 1, 2002. The adoption of SFAS No. 144 did not affect the Company’s financial statements.

In accordance with SFAS No. 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.

Goodwill and intangible assets not subject to amortization are tested annually for impairment, and are tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. In accordance with SFAS No. 142, an impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value.

(Continued)

(j)	Revenue Recognition

Revenue on fee-for-service contracts is recognized when the related service has been rendered.

The Company measures progress for fixed-price contracts using the concept of proportional performance based upon a direct labor cost-to-cost methodology or by the unit based output method. These methods require the Company to estimate total expected revenue and total expected costs. Generally, the assigned project manager and financial analyst reviews contract estimates on a monthly basis. Adjustments to contract estimates are made in the periods in which the facts that require the revisions become known. Historically, there have not been any significant variations between contract estimates and the actual costs incurred, which were not recovered from clients.

Contracts may contain provisions for renegotiation in the event of cost overruns due to changes in the level or scope of the work. Amounts for cost overruns due to changes in the level or scope of the work are included in the determination of revenue when the terms of the contracts are amended or when realization is assured beyond a reasonable doubt. Provisions for losses to be incurred on contracts are recognized in full in the period in which it is determined that a loss will result from performance of the contractual arrangement. Most service contracts may be terminated for certain reasons by customers either immediately or upon notice. The contracts often require advance payments in the form of a deposit which are generally held until the end of the contract when they are applied to final invoices or refunded.

On behalf of customers, the Company pays fees to investigators and other out-of-pocket costs for which it was reimbursed at cost, without mark-up or profit. In connection with the required implementation on January 1, 2002, of Financial Accounting Standards Board Emerging Issues Task Force Rule No. 01-14 (“EITF 01-14”), “Income Statement Characterization of Reimbursements Received for ‘Out –of-Pocket’ Expenses Incurred”, reimbursable out-of-pocket costs are included in Operating Expenses, while the related reimbursements received are reported separately as Reimbursed out of pocket expenses within the revenues in the Consolidated Statement of Earnings.

(k)	Operating Expenses

Direct costs include labor, related benefit charges, and other direct project-related costs. Selling, general, and administrative expenses primarily consist of rent, professional services, advertising, and promotional expenses. Advertising expense is recognized as incurred and totaled approximately $1,708,000 in 2003.

(l)	Accounting for Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are recorded using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rate is recognized in income in the period that includes the enactment date. Earnings of foreign subsidiaries are permanently reinvested and accordingly the tax costs of repatriation to the United States are not reflected in the deferred tax liabilities.

(Continued)

(m)	Stock-Based Compensation

The Company accounts for its employee stock-based compensation and employee stock option plans in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation cost is measured on the date of issuance or grant as the excess of the current estimated fair value of the underlying stock over the purchase or exercise price. Such compensation amounts are deferred and amortized over the respective vesting periods of the equity instruments, if any. The Company has adopted the disclosure only provisions of SFAS No. 123, Accounting for Stock-Based Compensation, (SFAS No. 123) as amended, which permits entities to provide pro forma net earnings (loss) disclosures for employee stock-based compensation as if the minimum value based method defined in SFAS No. 123 had been applied. Transactions with nonemployees, in which goods or services are the consideration received for the issuance of equity instruments, are accounted for under the fair value based method defined in SFAS No. 123. There were no stock-based transactions with nonemployees during the year ended December 31, 2003.

The following table summarizes the results if the Company had recorded compensation cost at the grant date for its stock options based on the minimum value method prescribed under SFAS No. 123:

2003
Net earnings, as reported	$1,580,761
Deduct: Stock-based employee compensation credit included in reported net earnings, net of tax	(69,930)
Deduct: Total stock based employee compensation expense determined under the minimum value method	(122,651)

Pro forma net earnings	$1,388,180

(n)	Stock Appreciation Rights

The Company measures compensation related to stock appreciation rights at the end of each period as the amount by which the current estimated fair value of the shares of the Company’s common stock exceeds the deemed fair value of the stock appreciation right on the date of grant and records an obligation and a charge to compensation expense for the earned portion of the stock appreciation right as a percentage of the total compensation. Changes in estimated fair value from period to period are reflected as an adjustment to accrued compensation and compensation expense in the periods in which the changes occur until the stock appreciation rights are exercised.

(o)	Foreign Currency Translation

The financial statements of the Company’s foreign subsidiaries use the local currency as the functional currency and are translated into U.S. dollars in accordance with SFAS No. 52, Foreign Currency Translation. Assets and liabilities are translated at year-end exchange rates and income and expense items are translated at exchange rates prevailing throughout the year. Exchange adjustments resulting from foreign currency transactions are recognized in the statements of earnings, whereas adjustments resulting from the translation of the financial statements are reflected as a separate component of shareholders’ equity.

(Continued)

(p)	Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net earnings and foreign currency translation adjustments and is presented in the consolidated statements of shareholders’ equity and comprehensive income. SFAS No. 130 requires only additional disclosures in the financial statements and it does not affect the Company’s financial position or results of operations.

(q)	Equity Security Transactions

Since inception, the Company’s Board of Directors has determined the fair value of all equity securities based upon facts and circumstances existing at the dates such equity transactions occurred, including the price at which equity instruments were sold to independent third parties.

(r)	Recent Accounting Pronouncements

Consolidation of Variable Interest Entities

In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities.” Subsequently, in December 2003, the FASB issued a revised version of FIN 46 (FIN 46R). FIN 46 and FIN 46R require a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. FIN 46 and FIN 46R also require disclosures about variable interest entities that a company is not required to consolidate but in which it has a significant variable interest. The consolidation requirements of FIN 46 and FIN 46R apply immediately to variable interest entities created after January 31, 2003 and to existing special purpose entities in the first fiscal year or interim period ending after December 15, 2003. For all other entities, the requirements of FIN 46 and FIN 46R apply in the first period ending after March 15, 2004. The Company adopted FIN 46 and FIN 46R on January 1, 2003. The adoption of FIN 46 and FIN 46R did not affect the Company’s financial statements.

Accounting for Stock-Based Compensation

In December 2002, the Financial Accounting Standards Board issued FASB Statement No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure. FASB Statement No. 148 amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition to Statement No. 123’s fair value methods of accounting for stock-based employee compensation for an entity that voluntarily changes to the fair value based method of accounting for stock based employee compensation. Statement No. 148 also requires prominent disclosure of the effects of an entity’s accounting policy with respect to stock-based compensation on reported net earnings and earnings per share in annual and interim financial statements.

(2)   Acquisition

On August 1, 2001, the Company completed its acquisition of MEDEX Clinical Trials Services, Inc. (MEDEX). The Company purchased 100% of the outstanding common stock of MEDEX from a single shareholder (the Seller).

The initial purchase price paid was $15,000,000. The entire initial purchase price was financed through term debt from a bank (see note 8). The Company is obligated to pay an additional estimated $2.7 million based upon MEDEX working capital at the date of acquisition, as defined in the agreement which was paid or accrued at December 31, 2002. Pursuant to the terms of the agreement, the Company also paid $1,169,659 to pay down pre-existing MEDEX long-term debt in 2001 and acquisition costs of $88,291. As of December 31, 2003, the maximum remaining contingent consideration payable to MEDEX was $8,500,000.

(Continued)

As of December 31, 2002, $79,288 was accrued as a contingent payment related to the acquisition. During 2003, the company reduced goodwill by $79,288, which was the contingent payment accrued in 2002, since it was determined in 2003 that this payment would not be made to the seller. The changes in the carrying amount of goodwill for the year ended December 31, 2003 are as follows:

Balance as of January 1, 2003	18,728,154
Adjustment of purchase price allocation	(79,288)

Balance as of December 31, 2003	$18,648,866

(Continued)

(3)   Facilities Related Charges

In 2003, in accordance with FASB Statement No. 146, Accounting for the Costs Associated with Exit or Disposal Activities, the Company recorded a facilities related charge of $439,404. The charge was comprised of $375,789 for unoccupied office space the Company rents in Essington, Pennsylvania resulting from the Medex acquisition and $63,615 for underutilized office space in Australia. The Company is working on sub-leasing this available space.

(4)   Accounts Receivable

Accounts receivable at December 31, 2003 consist of the following:

Billed receivables	$29,657,152
Unbilled receivables	14,689,696
Less: Allowance	(352,262)

$43,994,586

(5)   Property and Equipment

Property and equipment at December 31, 2003 consists of the following:

Computer software	$6,416,082
Computer hardware	8,551,165
Furniture and fixtures	7,935,614
Vehicles	261,554
Office equipment	1,019,543
Leasehold improvements	7,864,001

32,047,959
Less: accumulated depreciation and amortization	15,391,297

$16,656,662

Depreciation expense for the year ended December 31, 2003 was $5,538,605.

The Company retired $5,305,928 in fully depreciated assets during the year ended December 31, 2003.

(Continued)

(6)   Intangible Assets

Intangible assets at December 31, 2003 consists of the following:

Backlog	$991,000
Trademark	403,527

1,394,527
Less accumulated amortization	1,168,575

$225,952

The Company has estimated the following useful lives as it relates to identifiable intangible assets acquired in connection with the MEDEX acquisition as follows:

	Value	Years
Backlog	$991,000	2.5
Trademark	100,000	2

The weighted average useful life of identifiable intangible assets acquired is approximately 2.21 years.

Amortization for the year ended December 31, 2003 was $252,231.

(7)   Income Taxes

Income tax expense during the year ended December 31, 2003 consists of the following:

Current:
Federal	$871,844
State	153,854
Foreign	(145,677)

880,021

Deferred:
Federal	(299,846)
State	(52,914)
Foreign	312,821
Foreign Valuation Allowance	91,517

51,578

$931,599

(Continued)

The following table presents a reconciliation between reported income tax expense and the income tax expense which would be computed by applying the Federal statutory income tax rate to earnings before income taxes:

2003
Federal income tax at statutory rate	$854,236
Add (deduct) effect of:
State income taxes, net of Federal income tax benefit	105,597
Nondeductible items	34,773
Other	(158,200)
Foreign profit repatriation	—
(Reduction) /Increase of valuation allowance	91,517
Foreign taxes	3,676

$931,599

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2003 are presented below:

Deferred tax assets:
Rent allocation	$547,514
Stock appreciation rights	199,958
Deferred compensation and employee benefits	319,900
Net operating loss carryforwards, net of valuation allowance of approximately $151,000 and $60,000 in 2003 and 2002, respectively	838,291
Other	658

Total gross deferred tax assets	1,906,321

Deferred tax liabilities:
Goodwill	777,761
Fixed assets, due to depreciation	739,835
Foreign timing difference	457,897

Total gross deferred tax liabilities	1,975,493

Net deferred tax assets (liability)	$(69,172)

At December 31, 2003, the Company had foreign net operating loss carryforwards of approximately $3,500,000 available to offset future taxable earnings. A portion of these net operating loss carryforwards will begin expiring in 2004 if not utilized. The Company has recognized a valuation allowance attributable to that portion of its foreign net operating loss carryforward for which management believes it is more likely than not that such amounts will not be realized after considering estimates of future taxable earnings and tax-planning strategies.

(Continued)

(8)   Long-term Debt

The components of the Company’s long-term debt as of December 31, 2003 are as follows:

Line of credit (a)	$—
Term debt (b)	12,000,000
Term debt (c)	—
Line of credit denominated in foreign currency (d)	—
Term loan denominated in foreign currency (e)	—

Total	12,000,000
Less current portion	4,000,000

Total long term-debt, less current portion	$8,000,000

On August 2, 2001, and as amended on December 7, 2001, April 11, 2002, August 7, 2002, February 13, 2003, March 27, 2003 and May 5, 2004, the Company entered into a new credit facility (Credit Facility) with its existing commercial lender pursuant to which the existing credit facility, which consisted of a line of credit and two term notes were effectively terminated and replaced. The Credit Facility included a new $10,000,000 line of credit, a new $20,000,000 term note and the refinancing of the two existing term notes for an amount equal to the outstanding respective obligations under each of the term notes as of August 2, 2001 (all of which are discussed in more detail in (a) through (d) below). Pursuant to the terms of the Credit Facility and consistent with the credit facility which was terminated and replaced, the Company has pledged as collateral cash held or to be received in the Company’s accounts at the lender, certain stock of the Company’s subsidiaries and substantially all of the Company’s property and equipment. The Credit Facility is also subject to certain covenants including financial covenants which cover net tangible worth and debt coverage ratios, among others.

(a)	Line of Credit

The Company entered into a line of credit (the LOC) with a bank, to support the working capital needs of the Company, as part of the Credit Facility. The LOC was amended on August 7, 2002, February 13, 2003 and March 27, 2003 to increase the total availability to $15,000,000, $16,000,000 and $20,000,000, respectively, not to exceed the borrowing base, as defined. At the Company’s option, the LOC will bear interest at either the prime rate charged by the lender or LIBOR plus an applicable margin, which may change based on certain financial ratios, payable monthly. The LOC expires on August 1, 2005. The balance outstanding at December 31, 2003 was $0.

(b)	Term Debt

On August 2, 2001, the Company entered into a $20,000,000 term loan with a bank, the proceeds of which were used to acquire MEDEX. The term note calls for twenty $1,000,000 principal payments due quarterly commencing February 1, 2002. At the Company’s option, the term loan will bear interest at either the prime rate charged by the lender or LIBOR plus an applicable margin, which may change based on certain financial ratios, payable quarterly. As of December 31, 2003, the unpaid principal balance was $12,000,000. The interest rate at December 31, 2003 was 3.16%.

(Continued)

(c)	Term Debt

In 1999, the Company entered into a $600,000 term loan with a bank, with the principal due in sixty installments commencing March 1, 1999. As discussed above, on August 2, 2001, the Company refinanced the term debt with the same bank. The principal sum of $300,000 was due in thirty consecutive monthly installments commencing September 1, 2001. At the Company’s option, the term loan will bear interest at either the prime rate charged by the lender or LIBOR plus an applicable margin, which may change based on certain financial ratios, payable monthly. As of December 31, 2003, the unpaid principal amount was $0.

(d)	Line of Credit Denominated in Foreign Currency

On December 20, 1999, one of the Company’s subsidiaries located in Switzerland entered into an agreement with a bank that provides for an additional line of credit of 6,000,000 Swiss Francs. The line of credit was available until and principal was due on June 1, 2003. Interest was due annually with an interest rate of the six month LIBOR plus 1.25%. All amounts were fully collateralized by the Company’s restricted collateral deposits that are required to be maintained at the bank in an amount equal to 104% of the total loan balance which includes the term debt discussed in (e) below. As of December 31, 2003, there was no outstanding amount. The line of credit outstanding was paid during 2003.

(e)	Term Debt Denominated in Foreign Currency

On December 30, 1998, one of the Company’s subsidiaries located in Switzerland entered into a term loan for 3,000,000 Swiss Francs with a bank. The loan bore interest at an annual rate of 3.75%, payable quarterly, and all principal was due June 1, 2003, pursuant to an amendment dated June 1, 2001. As of December 31, 2003, there was no outstanding amount. See (d) above for required collateral related to this debt.

In connection with the Credit Facility, the Company incurred approximately $519,416 in financing costs. These costs were recorded as debt issuance costs and are being amortized over the life of the debt. For the year ended December 31, 2003, the Company amortized approximately $159,049 of these financing costs as interest expense. The balance outstanding at December 31, 2003 was $93,499.

Scheduled principal maturities of debt at December 31, 2003 are as follows:

2004	$4,000,000
2005	4,000,000
2006	4,000,000

$12,000,000

(Continued)

(9)   Related Party Transactions

The Company had a consulting arrangement with an entity that was beneficially owned by the Chairman of the Board of Directors (deceased March 2004) who was a principal shareholder of the Company. The arrangement provided for the payment of fees and out-of-pocket expenses in connection with consulting advice related to the expansion of the Company in Europe, Asia and South America. In connection with this arrangement, the Company recorded expense of approximately $326,000 for the year ended December 31, 2003. A total of $163,000 was accrued as due to this related party at December 31, 2003. The Company has a consulting agreement with an entity that is beneficially owned by a shareholder and former director of the Company for general consulting services. The amount paid during 2003 was $163,000. The Company leases office space in one of its leased office buildings at market rates to an entity whose President is a director of the Company and son of the former Chairman of the Board of Directors of the Company. The lease income for the year ended December 31, 2003 was approximately $37,900. In addition, the employees and their dependants of this entity are covered under the Company’s health plan. The entity reimburses the Company for the direct medical claims paid on behalf of these individuals. The Company has an arrangement with an entity that is 50% owned by a daughter of the former Chairman of the Board of Directors of the Company for office design services. The amount paid for these services was $114,000 for the year ended December 31, 2003.

(10)  Significant Customers and Concentration of Credit Risk

During 2003, revenues from four customers represented 35% of the Company’s net revenue before reimbursed out of pocket expenses. Two of these customers represented 16% and 8% of such revenues. The customer that represents 16% of the Company’s net revenue before reimbursed out of pocket expenses, is one of the largest multi-national pharmaceutical companies where the individual operating companies make the decisions in selecting contract research organizations. The Company is working with six of these operating companies, however, the Company has reported as if revenue is from one customer in this context. The aggregate amount of accounts receivable due from such customers amounted to approximately $14,418,000 of total accounts receivable at December 31, 2003. The aggregate amount of customer advances from such customers amounted to approximately $17,509,000 of total customer advances at December 31, 2003.

Accounts receivable are from customers in the pharmaceutical, biotechnology, and medical devices industries. The Company in some cases requires advance payment for a portion of the contract price, in the form of a deposit, from its customers upon the signing of a contract for services. Such deposits are recorded as liabilities to the Company until such time they are refunded to the customers or applied against the customers’ final bill.

(Continued)

(11)  Shareholders’ Equity

(a)	Common Stock

In January 1996, the Board of Directors of the Company authorized the issuance of an aggregate 6,120,000 shares of common stock for total consideration of $750,000 to five co-founders (collectively, the Executive Stockholders) of the Company. Four of the five Executive Stockholders each received 1,350,000 common shares, two-thirds of which vested ratably over a three year period beginning June 1, 1996. The other one-third vested with payment of $187,500 each to the Company which were paid in full during 1998. The remaining Executive Stockholder received 720,000 shares of common stock which vested ratably over three years. These shareholders also received a right to purchase shares in future equity offerings, except in a specified public offering (see below), in proportion to their current ownership, at the offering price.

In June 1996, the Executive Stockholders and an entity, (the Founder), controlled by the former Chairman, entered into an agreement in which the Executive Stockholders have each given the Founder an irrevocable proxy to vote their shares. This proxy terminates upon completion of a public offering with gross proceeds of $25 million and a per share price of $8 (pre-splits), subject to adjustment or the death or permanent disability of the principal shareholder of the Founder.

In this same agreement, the Founder agreed to give the Executive Stockholders an irrevocable proxy to vote it’s shares upon the death of the principal shareholder. The principal shareholder of the Founder died in March 2004.

(b)	Preferred Stock

In 1996, the Company sold 2,475,000 shares of Series A convertible preferred stock (Series A) in a private placement for $1.11 per share.

The holders of the Series A are entitled to receive dividends if and when declared by the board of directors. The Series A is also entitled to one vote per share and has veto rights when voting as a majority of the class of shares on certain proposals that would impact their rights.

In the event of liquidation, dissolution or winding-up of the Company, holders of Series A shall be entitled to receive an amount equal to their cost basis in the shares plus declared and unpaid dividends from the assets of the Company in preference to the common shareholders. The shareholders have the right to purchase shares in future equity offerings, except in a specified public offering (see below), in proportion to their current ownership, at the offering price.

Each share of Series A is convertible into one share of common stock (i) at the option of the holder thereof at any time or, (ii) mandatorily, within 30 days prior to the anticipated effective date of a registration statement under the Securities Act of 1933 covering the initial public offering of the Company’s common stock with a gross offering price of $25 million and a per share price of $8 (pre-splits), subject to adjustment. In the event of a stock split or stock dividend or other dividend or other adjustment to the capital structure of the Company, including any adjustments to the common stock, the Series A will be adjusted proportionately.

On June 5, 1997, the Company sold 2,160,000 shares of its Series A in a private placement to a single investor for $3,809,024, net of offering costs. These shares have the same rights, preferences and restrictions as the previously issued Series A except as follows: (i) the shareholder has the right after July 1, 2003 to offer its shares to the Company for redemption at a price equal to $8 (pre-splits) per share plus cumulative dividends at a rate of 7% from the date of issuance and (ii) the shareholder also has the right to fill one seat on the Board of Directors, subject to change upon the occurrence of certain events. The Company has the right, but not the obligation to purchase the offered Series A shares.

(Continued)

(c)	Treasury Stock

Treasury stock is accounted for under the cost method. During the year ended December 31, 2003 the Company purchased 67,974 shares of common and preferred stock, for $603,792.

(12)  Stock Option Plans

The Company has four stock option plans (the Plans) which authorize the granting of incentive and nonqualified stock options to employees at option prices generally equal to the fair value of such common shares at the date of grants as determined by the Board of Directors. A maximum of 5,745,000 shares of common stock were issuable pursuant to the Plans. The options under the Plans vest over a four to six year period and expire ten years from the date of grant.

At December 31, 2003, there were 1,693,635 shares available for grant under the Plans. The per share weighted average minimum value of stock options granted during 2003, all of which were granted to employees, was $1.36. The minimum value of each option grant is estimated on the date of grant using the minimum value method, which does not consider volatility, with the following weighted average assumptions used for grants in 2003 were expected dividend yield of 0%, risk-free interest rates of 3.84%, and an expected life of 7 years.

Stock option activity for 2003 was as follows:

		Weighted
	Number	average
	of	exercise
	options	price

Balance at January 1, 2003	4,580,563	4.24

Granted	339,250	8.00
Exercised	(120,300)	2.41
Forfeited	(999,073)	4.92

Balance at December 31, 2003	3,800,440	4.45

(Continued)

The following table summarizes information about stock options outstanding at December 31, 2003:

	Options outstanding			Options exercisable
		Weighted	Weighted		Weighted
		average	average		average
		remaining	exercise		exercise
Exercise	Number	contractual	price	Number	price
prices	of shares	life	per share	of shares	per share

$1 .11	45,000	3.00	$1.11	45,000	$1.11
1.78	1,290,375	4.39	1.78	1,218,375	1.78
2.67	517,500	5.37	2.67	387,000	2.67
4.00	887,640	6.14	4.00	569,508	4.00
8.00	767,375	8.18	8.00	50,750	8.00
12.00	292,550	8.00	12.00	—	12.00

	3,800,440	5.96	4.45	2,270,633	2.61

(13)  Stock Appreciation Rights Plan

In December 1997, the Company’s Board of Directors approved the 1998 Stock Appreciation Rights Plan (the SAR Plan) whereby certain employees may receive incentive compensation in the form of stock appreciation rights (Rights) which are rights to receive an amount, payable only in cash, based on the appreciated value of the Company’s common stock over an established base price. The Rights generally vest over a five-year period and expire after a period of ten years from the date of grant.

Through December 31, 1999, the Company issued 279,975 Rights, at a weighted average base price of approximately $1.80 per Right. As of December 31, 2003, the Company had, net of forfeits and exercises, 80,700 rights outstanding. The benefit recorded in 2003 associated with the SAR Plan was approximately $111,000.

(Continued)

(14)  Commitments and Contingencies

The Company maintains various operating leases, primarily for office facilities, and capital leases, primarily for furniture and computer equipment. The carrying amount of the assets under capital lease is approximately $1,270,000 at December 31, 2003. As of December 31, 2003, future minimum lease payments under noncancelable leases are as follows:

	Capital	Operating
	leases	leases

Year ending December 31,
2004	$488,396	$8,124,350
2005	220,280	7,581,167
2006	3,420	6,858,242
2007	3,246	6,526,351
2008	—	5,901,436
Thereafter	—	17,531,694

Total minimum lease payments	715,342	$52,523,240

Less amount representing interest	54,445

Present value of minimum capital leases payments	660,897

Current installments of obligations under capital leases	442,917

Obligations under capital leases, less current installments	$217,980

Rent expense for 2003 totaled approximately $8,829,000.

From time to time, the Company is involved in various claims and legal actions arising in the ordinary course of business. At December 31, 2003, the Company is not a party to any material legal proceeding.

(15)  Employee Benefits

The Company maintains a 401(k) Retirement Plan (the 401(k) Plan). Participants in the 401(k) Plan may elect to contribute 1% to 15% of their pre-tax income, subject to certain limits. The Company changed to a discretionary match from a defined match on May 1, 2003. Prior to the change the Company matched up to 50% of the participant’s contributions up to 15% of the participant’s annual compensation in cash. On May 1, 2003 the Company’s discretionary match was changed to 0%. On August 1, 2003 the Company’s discretionary match was changed to 25% of the first 10% of the participant’s contributions. The Company made matching contributions, net of forfeitures, of approximately $788,000 for 2003. Additionally, the Company may make discretionary profit sharing contributions to the 401(k) Plan. There were no discretionary contributions made for 2003.

(16)  Subsequent Event (Unaudited)

On December 22, 2004, all of the Company’s outstanding shares were purchased by SFBC International, Inc. The purchase price was approximately $245 million. Immediately prior to the purchase, the Company repaid approximately $9,000,000 of its bank debt. In connection with the purchase, all stock options were exercised or converted into SFBC International, Inc. stock options.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

PharmaNet, Inc.

We have audited the accompanying consolidated balance sheet of PharmaNet, Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of earnings, shareholders’ equity and comprehensive income, and cash flows for the two years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PharmaNet, Inc. and subsidiaries as of December 31, 2002, and the results of their operations and their cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP
Miami, Florida
February 2, 2005

PHARMANET, INC. AND SUBSIDIARIES
Consolidated Balance Sheet
December 31, 2002

Assets
Current assets:
Cash and cash equivalents	$1,033,298
Restricted collateral deposits	6,751,274
Accounts receivable, net	45,869,958
Prepaid expenses and other current assets	2,810,871
Deferred income taxes	1,095,167

Total current assets	57,560,568
Property and equipment, net	19,062,777
Other assets, net	1,508,204
Other intangible assets, net of accumulated amortization	478,183
Goodwill	18,728,154

Total assets	$97,337,886

Liabilities and Shareholders’ Equity

Current liabilities:
Current portion of long-term debt	$10,611,610
Current portion of capital lease obligations	661,206
Accounts payable and accrued expenses	8,512,620
Income taxes payable	1,390,911
Current portion of customer advances	16,351,639

Total current liabilities	37,527,986

Long-term debt, less current portion	24,520,000
Deferred income taxes	1,112,761
Capital lease obligations, less current portion	687,499
Customer advances	7,013,288

Total liabilities	70,861,534

Commitments and contingencies	—

Shareholders’ equity:
Convertible preferred stock, $0.01 par value per share (aggregate liquidation value of $6,590,000 in 2002). Authorized 6,000,000 shares; 4,635,000 issued and 4,554,585 outstanding	46,350
Common stock, $0.01 par value per share. Authorized 20,000,000 shares; 13,622,642 issued and 13,537,647 outstanding shares	136,227
Additional paid-in capital	9,612,472
Treasury stock (at cost, 165,409 shares)	(1,726,741)
Accumulated other comprehensive income	11,323
Retained earnings	18,396,721

Total shareholders’ equity	26,476,352

Total liabilities and shareholders’ equity	$97,337,886

The accompanying notes are an integral part of the accompanying consolidated financial statements.

PHARMANET, INC. AND SUBSIDIARIES
Consolidated Statements of Earnings
Years ended December 31, 2002 and 2001

	2002	2001
Revenue	$106,959,293	$86,424,725
Reimbursed out of pocket expenses	42,199,453	35,034,647

Total net revenue	149,158,746	121,459,372

Operating expenses:
Direct costs	64,273,661	48,921,872
Reimbursable out of pocket expenses	42,199,453	35,034,647
Selling, general, and administrative	23,955,027	18,728,661
Depreciation and amortization	6,722,353	4,622,681

Total operating expenses	137,150,494	107,307,861

Earnings from operations	12,008,252	14,151,511

Interest income	96,265	347,203
Interest expense	(1,734,323)	(1,430,976)

Earnings before income taxes	10,370,194	13,067,738
Income tax expense	4,744,916	4,967,552

Net earnings	$5,625,278	$8,100,186

The accompanying notes are an integral part of the accompanying consolidated financial statements.

PHARMANET, INC. AND SUBSIDIARIES
Consolidated Statements of Shareholders’ Equity and Comprehensive Income
Years ended December 31, 2002 and 2001

	Convertible					Treasury stock			Foreign
	preferred stock		Common stock		Additional	(at cost)			currency
					paid-in			Deferred	translation	Retained
	Shares	Amount	Shares	Amount	capital	Shares	Amount	compensation	adjustment	earnings	Total

Balance, January 1, 2001	3,090,000	$30,900	9,004,061	$90,040	$8,985,483	—	$—	$(120,651)	$(438,147)	$4,671,257	$13,218,882

Three-for-two stock split	1,545,000	15,450	4,502,031	45,021	(60,471)	—	—	—	—	—	—
Shares purchased by 401(k) plan participants (post split)	—	—	3,775	38	30,162	—	—	—	—	—	30,200
Exercise of common stock options (post split)	—	—	31,600	316	104,810	—	—	—	—	—	105,126
Purchase of treasury stock	—	—	—	—	—	30,196	(237,295)	—	—	—	(237,295)
Noncash stock compensation	—	—	—	—	184,100	—	—	—	—	—	184,100
Comprehensive income:
Net earnings	—	—	—	—	—	—	—	—	—	8,100,186	8,100,186
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	551,894	—	551,894

Comprehensive income											8,652,080
Amortization of deferred compensation	—	—	—	—	—	—	—	120,651	—	—	120,651

Balance December 31, 2001	4,635,000	46,350	13,541,467	135,415	9,244,084	30,196	(237,295)	—	113,747	12,771,443	22,073,744
Exercise of common stock options	—	—	81,175	812	368,388	—	—	—	—	—	369,200
Purchase of treasury stock	—	—	—	—	—	135,213	(1,489,446)	—	—	—	(1,489,446)
Comprehensive income:
Net earnings	—	—	—	—	—	—	—	—	—	5,625,278	5,625,278
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(102,424)	—	(102,424)

Comprehensive income											5,522,854

Balance, December 31, 2002	4,635,000	$46,350	13,622,642	$136,227	$9,612,472	165,409	$(1,726,741)	$—	$11,323	$18,396,721	$26,476,352

The accompanying notes are an integral part of the accompanying consolidated financial statements.

PHARMANET, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended December 31, 2002 and 2001

	2002	2001
Cash flows from operating activities:
Net earnings	$5,625,278	$8,100,186
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization expense	6,722,353	4,622,681
Amortization of deferred compensation	—	120,651
Noncash stock compensation	—	184,100
Amortization of financing costs	187,466	77,000
Deferred income taxes	328,194	814,826
Gain on disposition of real estate	—	(38,332)
Changes in assets and liabilities, net of the effects of the MEDEX acquisition:
Increase in accounts receivable	(162,260)	(17,675,124)
Increase in prepaid expenses and other current assets	(1,726,633)	(82,095)
Increase in other assets	(703,695)	(51,584)
Increase (decrease) in accounts payable and accrued expenses	(3,428,155)	3,324,160
Increase (decrease) in income taxes payable	1,390,911	(148,296)
Increase (decrease) in customer advances	(2,745,778)	7,246,792

Net cash provided by operating activities	5,487,681	6,494,965

Cash flows from investing activities:
Cash paid to acquire MEDEX, net of $365,322 in cash acquired	(1,750,000)	(18,392,628)
Purchase of property and equipment	(7,783,684)	(8,095,419)
Cash paid to acquire trademarks	—	(175,000)
Proceeds from disposition of real estate	—	141,000

Net cash used in investing activities	(9,533,684)	(26,522,047)

Cash flows from financing activities:
Proceeds from issuance of term debt, net of financing costs of $369,000	—	19,631,000
Proceeds from lines of credit, net of financing costs of $37,500	2,462,500	—
Repayment of term debt	(4,369,994)	(453,336)
Repayment of capital leases	(644,470)	(765,212)
Proceeds from issuance of common stock	369,200	135,326
Purchase of treasury stock	(1,489,446)	(237,295)

Net cash provided by (used in) financing activities	(3,672,210)	18,310,483

Effect of exchange rate changes on cash and cash equivalents	(123,274)	473,066

Net decrease in cash and cash equivalents	(7,841,487)	(1,243,533)
Cash and cash equivalents, beginning of year	8,874,785	10,118,318

Cash and cash equivalents, end of year	$1,033,298	$8,874,785

Supplementary schedule of noncash investing and financing activities:
Equipment purchased with capital leases	$12,079	$69,326
Adjustment of goodwill-purchase price adjustment	1,555,138	—

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$1,666,676	$1,235,478
Income taxes	$3,025,833	$4,326,322

The accompanying notes are an integral part of the accompanying consolidated financial statements.

PHARMANET, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

(1)	Organization and Summary of Significant Accounting Policies

(a)	Organization

PharmaNet, Inc. (PharmaNet), a contract research organization, was incorporated on December 26, 1995 in Delaware and provides independent clinical development service for the pharmaceutical, biotechnology and medical device industries.

On August 1, 2001, the Company completed its acquisition of MEDEX Clinical Trials Services, Inc. (MEDEX). The Company purchased 100% of the outstanding common stock of MEDEX from a single shareholder. MEDEX is mainly a provider of final stage clinical research (see note 2).

PharmaNet’s operations involve a single industry segment for financial reporting purposes.

(b)	Principles of Consolidation

The accompanying consolidated financial statements include the accounts and operations of PharmaNet and its wholly-owned subsidiaries (together, the Company). All intercompany accounts and transactions have been eliminated in consolidation.

(c)	Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(d)	Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less at date of purchase and consist principally of money market funds. Foreign bank deposits were approximately $930,000 at December 31, 2002.

(e)	Financial Instruments

The fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, customer advances, capital lease obligations, and long-term debt approximate their carrying amounts as reported.

(f)	Restricted Collateral Deposits

The restricted collateral deposits are primarily invested in highly liquid investments with an original maturity of three months or less at date of purchase and consist principally of money market funds. These securities are classified in the balance sheet based on the expected term of the collateral requirement. The restricted collateral deposits secure amounts outstanding pursuant to the line of credit and term debt as discussed in note 7.

(g)	Debt Issuance Costs

The costs related to the issuance of debt are capitalized and amortized to interest expense using the effective interest method over the lives of the related debt.

(Continued)

PHARMANET, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

(h)	Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed on the straight-line method over the estimated useful lives of the assets which range from three to eleven years, except for real estate which is amortized over forty years. Leasehold improvements are amortized using the straight-line method over the estimated life of the asset or the remaining lease term, whichever is shorter.

Costs related to the development or purchase of internal-use software during the application development stage are capitalized and amortized over the estimated useful life of the software. Costs related to the preliminary project stage and the post-implementation/operation stage of internal-use computer software development projects are expensed as incurred. The Company capitalized $659,354 of internal costs related to the development of internal-use software in 2002.

(i)	Intangible Assets and Goodwill

In accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations (SFAS 141) and certain provisions of SFAS No. 142, Goodwill and Other Intangible Assets, (SFAS 142) the Company recorded its business combination, which occurred after June 30, 2001, using the purchase method of accounting. Furthermore, the Company recorded all identifiable intangible assets apart from goodwill. Goodwill, which represents the excess purchase price over the fair value of net assets acquired, is not amortized, but will be evaluated for impairment at least annually.

Other Intangible assets, which consist of backlog and trademark, are amortized on a straight-line method over their estimated useful lives. Estimated useful lives are as follows:

Years
Backlog	3
Trademarks	2-15

(j)	Impairment of Long-Lived Assets

Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held for sale; and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. The Company adopted SFAS No. 144 on January 1, 2002. The adoption of SFAS No. 144 did not affect the Company’s financial statements.

In accordance with SFAS No. 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.

(Continued)

PHARMANET, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

Goodwill and intangible assets not subject to amortization are tested annually for impairment, and are tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. In accordance with SFAS No. 142, an impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value

(k)	Revenue Recognition

Revenue on fee-for-service contracts is recognized when the related service has been rendered.

Revenues from contracts, other than fee-for-service contracts, are generally recognized as services are performed on the percentage-of-completion method of accounting with performance generally assessed using output measures, such as units-of-work performed to date as compared to the total units-of-work contracted. Contracts may contain provisions for renegotiation in the event of cost overruns due to changes in the level of work scope. Renegotiated amounts are included in revenue when the work is performed and realization is assured. Provisions for losses to be incurred on contracts are recognized in full in the period in which it is determined that a loss will result from performance of the contractual arrangement.

Direct costs include all direct costs related to contract performance. Costs are not deferred in anticipation of contracts being awarded, but instead are expensed as incurred. Changes in job performance and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

Included in accounts receivable are unbilled amounts, which represent revenue recognized in excess of amounts billed. Advance billings represent amounts billed in excess of revenue recognized.

On behalf of customers, the Company pays fees to investigators and other out-of-pocket costs for which we are reimbursed at cost, without mark-up or profit. In connection with the required implementation on January 1, 2002, of Financial Accounting Standards Board Emerging Issues Task Force Rule No. 01-14 (“EITF 01-14”), “Income Statement Characterization of Reimbursements Received for ‘Out –of-Pocket’ Expenses Incurred”, reimbursable out-of-pocket costs are included in operating expenses, while the related reimbursements received are reported separately as reimbursed out of pocket expenses within total net revenues in the Consolidated Statements of Earnings.

(l)	Operating Expenses

Direct costs include labor, related benefit charges, and other direct project-related costs. Selling, general, and administrative expenses primarily consist of rent, professional services, advertising, and promotional expenses. Advertising expense is recognized as incurred and totaled approximately $1,668,000 and $2,360,000 for the years ended December 31, 2002 and 2001, respectively.

(Continued)

PHARMANET, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

(m)	Accounting for Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are recorded using enacted tax rates expected to apply to taxable earnings in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rate is recognized in earnings in the period that includes the enactment date.

(n)	Stock-Based Compensation

The Company accounts for its employee stock-based compensation and employee stock option plans in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation cost is measured on the date of issuance or grant as the excess of the current estimated fair value of the underlying stock over the purchase or exercise price. Such deferred compensation amounts are amortized over the respective vesting periods of the equity instruments, if any. The Company has adopted the disclosure only provisions of SFAS No. 123, Accounting for Stock-Based Compensation, (SFAS No. 123) as amended, which permits entities to provide pro forma net earnings (loss) disclosures for employee stock-based compensation as if the minimum value based method defined in SFAS No. 123 had been applied. Transactions with nonemployees, in which goods or services are the consideration received for the issuance of equity instruments, are accounted for under the fair value based method defined in SFAS No. 123. There were no stock-based transactions with nonemployees during the years ended December 31, 2002 and 2001.

The Company applies APB Opinion No. 25 in accounting for its Plans. Deferred compensation of $256,000 was recorded for options granted in 1998 where the deemed fair value of the Company’s common stock for financial reporting purposes on the grant date exceeded the exercise price of such options. Such deferred compensation was being amortized to compensation expense over the respective vesting periods of such grants. No compensation cost has been recognized in the accompanying consolidated financial statements for stock options issued to employees at exercise prices equal to the deemed fair value at the grant date.

The following table summarizes the results if the Company had recorded compensation cost at the grant date for its stock options based on the minimum value method prescribed under SFAS No. 123:

	2002	2001
Net earnings, as reported	$5,625,278	$8,100,186
Pro forma net earnings	$4,588,305	$7,365,211

(Continued)

PHARMANET, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

(o)	Stock Appreciation Rights

The Company measures compensation related to stock appreciation rights at the end of each period as the amount by which the current estimated fair value of the shares of the Company’s common stock exceeds the deemed fair value of the stock appreciation right on the date of grant and records an obligation and a charge to compensation expense for the earned portion of the stock appreciation right as a percentage of the total compensation. Changes in estimated fair value from period to period are reflected as an adjustment to accrued compensation and compensation expense in the periods in which the changes occur until the stock appreciation rights are exercised.

(p)	Foreign Currency Translation

The financial statements of the Company’s foreign subsidiaries use the local currency as the functional currency and are translated into U.S. dollars in accordance with SFAS No. 52, Foreign Currency Translation. Assets and liabilities are translated at year-end exchange rates and income and expense items are translated at exchange rates prevailing throughout the year. Exchange adjustments resulting from foreign currency transactions are recognized in the statements of earnings, whereas adjustments resulting from the translation of the financial statements are reflected as a separate component of shareholders’ equity. Foreign currency transactions aggregated gains of approximately $181,000 and $309,000 for the years ended December 31, 2002 and 2001, respectively.

(q)	Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net earnings and foreign currency translation adjustments and is presented in the consolidated statements of shareholders’ equity and comprehensive income. SFAS No. 130 requires only additional disclosures in the financial statements and it does not affect the Company’s financial position or results of operations.

(r)	Equity Security Transactions

Since inception, the Company’s Board of Directors has determined the fair value of all equity securities based upon facts and circumstances existing at the dates such equity transactions occurred, including the price at which equity instruments were sold to independent third parties.

(s)	Stock Split

Effective September 6, 2001, the Company’s Board of Directors approved a three-for-two stock split of all shares of common and preferred stock. All shares, options, stock appreciation rights and related per share amounts in the accompanying notes to the consolidated financial statements have been retroactively adjusted to reflect the stock split for all periods presented.

(Continued)

PHARMANET, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

(2)	Acquisition

On August 1, 2001, the Company completed its acquisition of MEDEX Clinical Trials Services, Inc. (MEDEX), and its operations are included in the Company’s consolidated results of operations from August 1, 2001 onwards. The Company purchased 100% of the outstanding common stock of MEDEX from a single shareholder (the Seller). MEDEX, located in the Philadelphia area, is mainly a provider of final stage clinical research.

The initial purchase price paid was $15,000,000. The entire initial purchase price was financed through term debt from a bank (see note 7). The Company is obligated to pay an additional estimated $2.7 million based upon MEDEX working capital at the date of acquisition, as defined in the agreement which was paid or accrued at December 31, 2002, accrued for as of December 31, 2001 and considered incremental consideration and allocated to goodwill. Pursuant to the terms of the agreement, the Company also paid $1,169,659 to pay down pre-existing MEDEX long-term debt.

The Company may be required to make certain contingent payments to the Seller of MEDEX, based on MEDEX operating income each year through July 31, 2005, as defined in the agreement. In addition, the Company was also obligated to make contingent payments to the Seller of MEDEX for liquidation of certain accounts receivable amounts and the successful execution of a change order with a significant customer, all of which are defined in the agreement. The agreement does not specify a fixed payment of contingent consideration; however, the maximum contingent consideration is $12,000,000, which was negotiated at the time of the acquisition. The Company will primarily record these payments as additional consideration and goodwill at the time it is obligated to make payments. The $250,000 payment based on MEDEX successfully negotiating a change order with one customer was successfully met by the Seller, paid by the Company during the year ended December 31, 2002 and was considered additional consideration and was allocated to an amortizable asset. Through December 31, 2002, $4,250,000 of contingent consideration was paid to the Seller based upon these contingent consideration provisions, including $1,500,000 paid in 2002 related to MEDEX operating income for the year ended July 31, 2002. The Company did not accrue any contingent payments related to the acquisition as of December 31, 2002.

The transaction was accounted for as a purchase in accordance with SFAS 141 and accordingly, the purchase price was allocated based on the estimated fair market values of the assets and liabilities acquired. Goodwill of approximately $18.7 million is attributable to the general reputation of the business and the collective experience of the management and employees. The total purchase price of $23,207,950 (which is subject to change based on future contingent payments), which includes the $15,000,000 original purchase price, $2,700,000 working capital payment (see above), $4,250,000 contingent consideration paid through December 31, 2002, $1,169,659 in cash pay downs of MEDEX pre-existing debt, and acquisition costs of $88,291 was allocated based upon the fair market value of assets and liabilities at the date of acquisition as follows:

Cash	$365,322
Prepaid expenses and other current assets	157,180
Accounts receivable	3,970,186
Deferred income taxes	90,400
Property and equipment	728,015
Intangible assets	1,091,000
Goodwill	18,728,154
Current liabilities	(1,922,307)

$23,207,950

(Continued)

PHARMANET, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

Subsequent to the acquisition of MEDEX, the Company performed an analysis of certain representations and warranties included in the purchase agreement. Upon analysis, it appeared a breach had occurred as it related to certain unbilled receivables. Accordingly, the Company recorded an adjustment to the goodwill account in connection with the reduction of these unbilled receivables in the amount of $1,555,138.

Furthermore, as part of the purchase price, the Company was required to make additional purchase price payments to MEDEX based upon the Company’s earnings subsequent to the date of acquisition. The contingent earn out payments were calculated by reducing the earnings subsequent to the acquisition date by the amount of these unbilled receivables, thereby reducing the overall purchase price of MEDEX.

The changes in the carrying amount of goodwill for the year ended December 31, 2002 are as follows:

Balance as of January 1, 2002	$15,673,016
Adjustment of purchase price allocation	1,555,138
Contingent consideration paid in 2002	1,500,000

Balance as of December 31, 2002	$18,728,154

Goodwill of $18.7 million is deductible for tax purposes.

(3)	Accounts Receivable

Accounts receivable at December 31, 2002 consists of the following:

Billed receivables	$24,911,277
Unbilled receivables	22,281,917
Allowance for doubtful accounts	(1,323,236)

$45,869,958

(4)	Property and Equipment

Property and equipment at December 31, 2002 consists of the following:

Computer software	$10,132,935
Computer hardware	8,459,266
Furniture and fixtures	7,244,888
Vehicles	208,369
Office equipment	1,483,710
Leasehold improvements	6,693,571

34,222,739
Less accumulated depreciation and amortization	15,159,962

$19,062,777

(Continued)

PHARMANET, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

(5)	Intangible Assets

Intangible assets at December 31, 2002 consist of the following:

Backlog	$991,000
Trademark	404,000

1,395,000
Less accumulated amortization	916,817

$478,183

The Company has estimated the following useful lives as it relates to identifiable intangible assets acquired in connection with the MEDEX acquisition as follows:

	Value	Years
Backlog	$991,000	3
Trademark	100,000	2

The weighted average useful life of identifiable intangible assets acquired is approximately 2.91 years.

Amortization for the years ended December 31, 2002 and 2001 was $673,817 and $206,000, respectively. Estimated amortization of acquired intangibles through December 31, 2004 is as follows:

2003	$252,232
2004	20,235
2005	20,235
2006	20,235
2007	20,235
Thereafter	145,011

Total	$478,183

(Continued)

PHARMANET, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

(6)	Income Taxes

Income tax expense for the years ended December 31, 2002 and 2001 consists of the following:

	2002	2001
Current:
Federal	$3,224,650	$3,096,690
State	785,060	881,760
Foreign	412,008	264,676

	4,421,718	4,243,126

Deferred:
Federal	215,052	500,112
State	41,073	88,249
Foreign	67,073	136,065

	323,198	724,426

	$4,744,916	$4,967,552

(Continued)

PHARMANET, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

The following table presents a reconciliation between reported income tax expense and the income tax expense which would be computed by applying the Federal statutory income tax rate to earnings before income taxes:

	2002	2001
Federal income tax at statutory rate	$3,524,178	$4,443,031
Add (deduct) effect of:
State income taxes, net of Federal income tax benefit	545,248	640,206
Nondeductible items	51,009	46,913
Foreign profit repatriation	599,640	280,080
Reduction of valuation allowance	(102,908)	—
Foreign taxes	127,749	(442,678)

	$4,744,916	$4,967,552

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2002 are presented below:

Deferred tax assets:
Rent allocation	$142,397
Stock appreciation rights	292,776
Deferred compensation and employee benefits	655,990
Net operating loss carryforwards, net of valuation allowance of approximately $60,000	784,731
Other	4,662

Total gross deferred tax assets	1,880,556

Deferred tax liabilities:
Goodwill	350,857
Fixed assets, due to depreciation	1,547,293

Total gross deferred tax liabilities	1,898,150

Net deferred tax assets (liability)	$(17,594)

At December 31, 2002, the Company had foreign net operating loss carryforwards of approximately $2,600,000 available to offset future taxable earnings. A portion of these net operating loss carryforwards will begin expiring in 2004 if not utilized. The Company has recognized a valuation allowance attributable to that portion of its foreign net operating loss carryforward for which management believes it is more likely than not that such amounts will not be realized after considering estimates of future taxable earnings and tax-planning strategies.

As of December 31, 2002, the Company has repatriated nearly all earnings of its foreign subsidiaries and recorded all associated tax expenses and liabilities of such repatriation. Any earnings of foreign subsidiaries that have not been remitted are immaterial and the tax effects of their potential repatriation are impractical to estimate.

(Continued)

PHARMANET, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

(7)	Long-term Debt

The components of the Company’s long-term debt as of December 31, 2002 is as follows:

Line of credit (a)	$12,500,000
Term debt (b)	16,000,000
Term debt (c)	140,000
Line of credit denominated in foreign currency (d)	4,327,740
Term loan denominated in foreign currency (e)	2,163,870

Total	35,131,610
Less current portion	10,611,610

Total long term-debt, less current portion	$24,520,000

Pursuant to the terms of the Company’s Credit Facility (all of which are discussed in more detail in (a) through (d) below) the Company has pledged as collateral cash held or to be received in the Company’s accounts at the lender, certain stock of the Company’s subsidiaries and substantially all of the Company’s property and equipment. The Credit Facility is also subject to certain covenants including financial covenants which cover net tangible worth and debt coverage ratios, among others. It also prohibits the Company from paying any dividends. The Credit Facility was established August 2, 2001 and amended on December 7, 2001, April 11, 2002, August 7, 2002, February 13, 2003, March 27, 2003, May 5, 2004 and September 13, 2004.

(a)	Line of Credit

The LOC, as part of the Credit Facility, was amended on August 7, 2002 to increase the total availability to $15,000,000, not to exceed the borrowing base, as defined. At the Company’s option, the LOC will bear interest at either the prime rate charged by the lender or LIBOR plus 2.00%, payable quarterly. The interest rate at December 31, 2002 was 4.00%. The LOC expires on August 1, 2005. The balance outstanding at December 31, 2002 was $12,500,000.

(b)	Term Debt

On August 2, 2001, the Company entered into a $20,000,000 term loan with a bank, the proceeds of which were used to acquire MEDEX. The term note calls for twenty $1,000,000 principal payments due quarterly commencing February 1, 2002. At the Company’s option, the term loan will bear interest at either prime rate charged by the lender or LIBOR plus 2.00%, payable monthly. The interest rate at December 31, 2002 was 3.82%. As of December 31, 2002 the unpaid principal balance was $16,000,000.

(c)	Term Debt

The Company has another term loan with a bank that was refinanced in 2001 for $300,000 The principal sum of $300,000 is due in thirty consecutive monthly installments that commenced September 1, 2001. At the Company’s option, the term loan will bear interest at either the prime rate charged by the lender or LIBOR plus 2.00%, payable monthly or less frequently, depending on the interest rate selected. The interest rate at December 31, 2002 was 3.44%. As of December 31, 2002 the unpaid principal amount was $140,000.

(Continued)

PHARMANET, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

(d)	Line of Credit Denominated in Foreign Currency

One of the Company’s subsidiaries located in Switzerland has a line of credit of 6,000,000 Swiss Francs. The line of credit matured on June 1, 2003. Interest is due annually with an interest rate of the six month LIBOR plus 1.25%. All amounts are fully secured by the Company’s restricted collateral deposits that are required to be maintained at the bank in an amount equal to 104% of the total loan balance which includes the term debt discussed in (e) below. The balance outstanding at December 31, 2002 was $4,327,740.

(e)	Term Debt Denominated in Foreign Currency

One of the Company’s subsidiaries located in Switzerland has a term loan for 3,000,000 Swiss Francs ($2,163,870 at the exchange rate in effect as of December 31, 2002) with a bank. The loan bears interest at an annual rate of 3.75%, payable quarterly, and all principal was due and paid in June 2003. See (d) above for required collateral related to this debt.

In connection with the Credit Facility, the Company incurred approximately $406,500 in financing costs. These costs were recorded as debt issuance costs and are being amortized over the life of the debt. For the years ended December 31, 2002 and 2001, the Company amortized approximately $190,000 and $77,000 of these financing costs as interest expense.

Scheduled principal maturities of debt at December 31, 2002 is as follows:

2003	$10,611,610
2004	16,520,000
2005	4,000,000
2006	4,000,000

$35,131,610

(8)	Related Party Transactions

The Company has a consulting arrangement with an entity that is beneficially owned by the Chairman of the Board of Directors who is a principal shareholder of the Company. The arrangement provides for the payment of fees and out-of-pocket expenses in connection with consulting advice related to the expansion of the Company in Europe, Asia and South America. In connection with this arrangement, the Company recorded expenses of approximately $400,400 and $340,000 for the years ended December 31, 2002 and 2001, respectively. A total of $60,000 and $100,000 has been accrued as due to this related party at December 31, 2002 and 2001, respectively. During 2002, the Company had a consulting arrangement with an entity that is beneficially owned by a shareholder and former director of the Company for general consulting services. The amount paid during the year ended December 31, 2002 was $67,500. The Company leases office space in one of its leased office buildings at market rates to an entity whose President is a director of the Company and son of the Chairman of the Board of Directors of the Company. The lease income for the years ended December 31, 2002 and 2001 was approximately $37,200 each year. In addition, the employees and their dependants of this entity are covered under the Company’s health plan. The entity reimburses the Company for the direct medical claims paid on behalf of these individuals. The Company has an arrangement with an entity that is 50% owned by a daughter of the Chairman of the Board of Directors of the Company for office design services. The amount paid for these services were $166,904 for the year ended December 31, 2002.

(Continued)

PHARMANET, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

(9)	Significant Customers and Concentration of Credit Risk

During 2002, revenues from four customers represented 30% of the Company’s net revenues, two of which represented 13% and 6% of the Company’s net revenues. During 2001, revenues from six customers represented 51% of the Company’s net revenues, two of which represented 13% and 9% of the Company’s net revenues. The aggregate amount of accounts receivable due from such customers amounted to approximately $8,803,000 of total accounts receivable at December 31, 2002. The aggregate amount of customer advances from such customers amounted to approximately $6,585,000 at December 31, 2002.

Accounts receivable are from customers in the pharmaceutical, biotechnology, and medical devices industries. The Company in some cases requires advance payment for a portion of the contract price, in the form of a deposit, from its customers upon the signing of a contract for services. Such deposits are recorded as liabilities to the Company until such time they are refunded to the customers or applied against the customers’ final bill.

Revenues generated from customers located outside of the United States were approximately $23,763,000 and $12,813,000 in 2002 and 2001, respectively.

(10)	Shareholders’ Equity

(a)	Common Stock

In January 1996, the Board of Directors of the Company authorized the issuance of an aggregate 6,120,000 shares of common stock for total consideration of $750,000 to five co-founders (collectively, the Executive Stockholders) of the Company. Four of the five Executive Stockholders each received 1,350,000 common shares, two-thirds of which vested ratably over a three year period beginning June 1, 1996. The other one-third vested with payment of $187,500 each to the Company which were paid in full during 1998. The remaining Executive Stockholder received 720,000 shares of common stock which vested ratably over three years. These shareholders also received a right to purchase shares in future equity offerings, except in a specified public offering (see below), in proportion to their current ownership, at the offering price.

In June 1996, the Executive Stockholders and Founder entered into an agreement in which the Executive Stockholders have each given Founder an irrevocable proxy to vote their shares. This proxy terminates upon completion of a public offering with gross proceeds of $25 million and a per share price of $8 (pre-splits), subject to adjustment.

(b)	Preferred Stock

In 1996, the Company sold 2,475,000 shares of Series A convertible preferred stock (Series A) in a private placement for $1.11 per share.

The holders of the Series A are entitled to receive dividends if and when declared by the board of directors. The Series A is also entitled to one vote per share and has veto rights when voting as a majority of the class of shares on certain proposals that would impact their rights.

In the event of liquidation, dissolution or winding-up of the Company, holders of Series A shall be entitled to receive an amount equal to their cost basis in the shares plus declared and unpaid dividends from the assets of the Company in preference to the common shareholders. The shareholders have the right to purchase shares in future equity offerings, except in a specified public offering (see below), in proportion to their current ownership, at the offering price.

(Continued)

PHARMANET, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

Each share of Series A is convertible into one share of common stock (i) at the option of the holder thereof at any time or, (ii) mandatorily, within 30 days prior to the anticipated effective date of a registration statement under the Securities Act of 1933 covering the initial public offering of the Company’s common stock with a gross offering price of $25 million and a per share price of $8 (pre-splits), subject to adjustment. In the event of a stock split or stock dividend or other dividend or other adjustment to the capital structure of the Company, including any adjustments to the common stock, the Series A will be adjusted proportionately.

On June 5, 1997, the Company sold 2,160,000 shares of its Series A in a private placement to a single investor for $3,809,024, net of offering costs. These shares have the same rights, preferences and restrictions as the previously issued Series A except as follows: (i) the shareholder has the right after July 1, 2003 to offer its shares to the Company for redemption at a price equal to $8 (pre-splits) per share plus cumulative dividends at a rate of 7% from the date of issuance and (ii) the shareholder also has the right to fill one seat on the Board of Directors, subject to change upon the occurrence of certain events. The Company has the right, but not the obligation to purchase the offered Series A shares.

(c)	Treasury Stock

Treasury stock is accounted for under the cost method. During the year ended December 31, 2002 , the Company purchased 135,213 shares of common stock for approximately $1.49 million..

(11)	Stock Option Plans

The Company has four stock option plans (the Plans) which authorize the granting of incentive and nonqualified stock options to employees at option prices generally equal to the fair value of such common shares at the date of grants as determined by the Board of Directors. A maximum of 5,745,000 shares of common stock are issuable pursuant to the Plans. The options under the Plans vest over a four to six year period and expire ten years from the date of grant.

At December 31, 2002, there were 1,033,810 shares available for grant under the Plans. The per share weighted average minimum value of stock options granted during 2002 and 2001, all of which were granted to employees, was $4.00 and $2.64, respectively. The minimum value of each option grant is estimated on the date of grant using the minimum value method, which does not consider volatility, with the following weighted average assumptions used for grants in 2002: expected dividend yield of 0%, risk-free interest rates of 3.63%, and an expected life of 7 years. The following weighted average assumptions used for grants in 2001 were expected dividend yield of 0%, risk-free interest rates of 5.8%, and an expected life of 7 years.

The Company’s stock option plans permit the Company to purchase shares issued related to exercised stock options from employees. From time to time, the Company elected the right to repurchase immature shares (shares resulting from exercised options that were not held for at least six months) at the deemed fair market value at the date of repurchase. In accordance with EITF Issue No. 00-23, Issues Related to the Accounting for Stock Compensation under APB Opinion No. 25 and FASB Interpretation No. 44, the Company records compensation for the difference between fair value at the date of repurchase and the exercise price for these repurchased immature shares. For the year ended December 31, 2001, the Company purchased 31,600 shares related to exercised options from employees and recorded $184,100 in compensation expense related to these repurchased immature shares. The Company’s current policy is that it does not intend to purchase immature shares as a result of option exercises and the Company did not purchase any immature shares during 2002.

(Continued)

PHARMANET, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

Stock option activity for 2002 is as follows:

Weighted

	Number	Average
	of	exercise
	options	price
Balance at December 31, 2000	3,997,650	2.41
Granted	806,663	8.00
Exercised	(31,600)	3.32
Forfeited	(386,338)	5.09

Balance at December 31, 2001	4,386,375	3.53
Granted	457,687	12.00
Exercised	(81,175)	4.53
Forfeited	(182,324)	6.44

Balance at December 31, 2002	4,580,563	4.24

The following table summarizes information about stock options outstanding at December 31, 2002:

	Options outstanding			Options exercisable
		Weighted	Weighted		Weighted
		average	average		average
		remaining	exercise		exercise
Exercise	Number	contractual	price	Number	price
prices	of shares	life	per share	of shares	per share
$1.11	90,000	4.51	$1.11	81,000	$1.11
1.78	1,661,623	5.41	1.78	1,207,800	1.78
2.67	562,500	6.38	2.67	301,500	2.67
4.00	1,231,890	7.12	4.00	516,666	4.00
8.00	619,500	7.84	8.00	63,300	8.00
12.00	415,050	9.01	12.00	5,000	12.00

	4,580,563	6.63	4.24	2,175,266	2.61

(12)	Stock Appreciation Rights Plan

In December 1997, the Company’s Board of Directors approved the 1998 Stock Appreciation Rights Plan (the SAR Plan) whereby certain employees may receive incentive compensation in the form of stock appreciation rights (Rights) which are rights to receive an amount, payable only in cash, based on the appreciated value of the Company’s common stock over an established base price. The Rights generally vest over a five-year period and expire after a period of ten years from the date of grant.

Through December 31, 1999, the Company issued 279,975 Rights, at a weighted average base price of approximately $1.80 per Right. As of December 31, 2002, the Company had, net of forfeits and exercises, 91,950 rights outstanding. The expense (benefit) recorded in 2002 and 2001 associated with the SAR Plan was approximately $(386,000) and $786,000, respectively.

(Continued)

PHARMANET, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

(13)	Commitments and Contingencies

The Company maintains various operating leases, primarily for facilities in the U.S. and Europe, and capital leases, primarily for computer equipment. The net carrying amount of the assets under capital lease is approximately $1,878,000 at December 31, 2002. As of December 31, 2002, future minimum lease payments under noncancelable leases are as follows:

	Capital	Operating
	leases	leases
Year ending December 31,
2003	$773,958	$6,803,035
2004	521,782	6,868,066
2005	218,304	6,363,794
2006	2,854	5,638,756
2007	2,680	5,349,602
Thereafter	—	16,577,523

Total minimum lease payments	$1,519,578	$47,600,776

Less amount representing interest (at a weighted average rate of 11.07%)	170,873

Present value of minimum capital leases payments	1,348,705
Current installments of obligations under capital leases	661,206

Obligations under capital leases, less current installments	$687,499

Rent expense for the years ended December 31, 2002 and 2001 totaled approximately $7,262,000 and $4,933,000, respectively.

From time to time, the Company is involved in various claims and legal actions arising in the ordinary course of business. At December 31, 2002, the Company is not a party to any material legal proceeding.

(14)	Employee Benefits

The Company maintains a 401(k) Retirement Plan (the “401(k) Plan”). Participants in the 401(k) Plan may elect to contribute 1% to 15% of their pre-tax income, subject to certain limits. The Company matches 50% of the participant’s contributions up to 15% of the participant’s annual compensation in cash. Additionally, the Company may make discretionary profit sharing contributions to the 401(k) Plan. Employees are eligible to participate in the Plan upon employment and vest in the employer matching contributions ratably over the next 3 years of service. The Company made matching contributions of approximately $1,425,000 and $1,079,000 for 2002 and 2001, respectively. There were no discretionary contributions made for 2002 and 2001. Through the 401(k) Plan, participants elected purchases of the Company’s common stock, net of employees’ forfeitures, in the amounts of $0 and $30,200 for the years ended December 31, 2002 and 2001, respectively.

(15)	Subsequent Event

On December 22, 2004, all of the Company’s outstanding shares were purchased by SFBC International, Inc. The purchase price was approximately $245 million. Immediately prior to the purchase, the Company repaid approximately $9,000,000 of its bank debt. In connection with the purchase, all stock options were exercised or converted into SFBC International, Inc. stock options.

(b) Pro Forma Financial Information.

Unaudited Pro Forma Consolidated Financial Information

The following unaudited pro forma consolidated financial information included in this Item 9.01(b) of this Current Report on Form 8-K/A gives effect to the consummation of the December 22, 2004 acquisition of PharmaNet, Inc. and subsidiaries, collectively referred to in this unaudited pro forma financial information and the notes hereto as PharmaNet, as if it had occurred on September 30, 2004 in the case of the unaudited pro forma balance sheet, and the consummation of the acquisition of PharmaNet as if it occurred on January 1, 2003 in the case of the unaudited pro forma statement of earnings for the year ended December 31, 2003 and the unaudited pro forma statement of earnings for the nine months ended September 30, 2004, and are based on the estimates and assumptions set forth in the notes to these statements and SFBC’s preliminary estimates of the allocation of the purchase price. In addition, the pro forma consolidated financial information also gives effect to the August 11, 2004 consummation of the convertible senior notes offering as if it occurred on January 1, 2003 in the case of the unaudited pro forma statement of earnings for the year ended December 31, 2003 and the unaudited pro forma statement of earnings for the nine months ended September 30, 2004. Accordingly, the pro forma statement of earnings reflects adjustments for additional interest expense and amortization of deferred financing costs related to the August 11, 2004 convertible senior notes offering since the proceeds of the offering were used in connection with the PharmaNet acquisition. The results of operations of PharmaNet from January 1, 2003 through December 31, 2003 and from January 1, 2004 through September 30, 2004 are reflected in its historical results of operations. The unaudited pro forma financial information should be read in conjunction with SFBC’s Form

10-K for the year ended December 31, 2003 and SFBC’s Form 10-Q for the period ended September 30, 2004. The unaudited pro forma financial information should also be read in conjunction with the audited financial statements of PharmaNet for the year ended December 31, 2003 and the unaudited financial statements of PharmaNet for the nine months ended September 30, 2004, which are included herein. The pro forma financial statements do not reflect any dilution from the potential issuance of up to 3,086,445 shares of SFBC’s common stock upon conversion of its 2.25% convertible senior notes due 2024 or upon payment of any make-whole premium in connection with a fundamental change. The pro forma financial statements also do not reflect any dilution related to the stock options issued in connection with the PharmaNet acquisition to purchase up to approximately 1 million shares of SFBC common stock.

The following unaudited pro forma financial information is presented for illustrative purposes only and does not purport to be indicative of SFBC’s actual financial position or results of operations as of the dates thereof, or as of or for any other future date, and is not necessarily indicative of what SFBC’s actual financial position or results of operations would have been had the acquisition been consummated on the above-referenced dates, nor does it give effect to (i) any transactions other than the issuance of the convertible senior notes, the acquisition and those transactions that are described in the notes to the unaudited pro forma financial information or (ii) SFBC’s results of operations since September 30, 2004.

The assets acquired and liabilities assumed in connection with the PharmaNet acquisition were recorded at estimated fair values as determined by SFBC’s management based on information currently available and on current assumptions as to future operations. SFBC has allocated the purchase price based on preliminary estimates of the fair values of the acquired property, plant and equipment, and identified intangible assets, and their estimated remaining useful lives. Accordingly, the allocation of the purchase price and the assigned estimated useful lives are subject to revision, based on the final determination of appraised and other fair values, and related tax effects. The purchase price is also subject to adjustment based upon PharmaNet’s working capital on the closing date.

The unaudited pro forma information gives effect only to adjustments set forth in the accompanying notes thereto and does not reflect any anticipated future cost savings or other benefits as a result of the acquisition.

	AS OF SEPTEMBER 30, 2004
	HISTORICAL		PRO FORMA
	SFBC	PHARMANET	ADJUSTMENTS		COMBINED
Cash and cash equivalents	$143,484,862	$16,639,187	$(253,000,000)	(1)	$17,145,059
			110,130,536	(2)
			8,890,474	(3)
			(9,000,000)	(13)
Investment in marketable securities	8,105,452	—	—		8,105,452
Accounts receivable, net	45,617,147	43,248,756	—		88,865,903
Loans receivable from officers/stockholders	202,247	—	—		202,247
Deferred income taxes	167,754	310,436	—		478,190
Prepaid expenses and other current assets	5,549,886	2,834,384	—		8,384,270

Total current assets	$203,127,348	$63,032,763	$(142,978,990)		$123,181,121
Loans receivable from officers	200,000	—	—		200,000
Property and equipment, net	44,086,262	14,053,280	—		58,139,542
Goodwill, net	66,800,225	18,648,866	(18,648,866	)(1)	291,980,654
			216,180,429	(1)
			9,000,000	(13)
Other intangibles, net	4,091,272	210,742	18,800,000	(1)	23,102,014
Deferred income taxes	—	1,588,698	—		1,588,698
Other assets	5,392,742	1,906,547	6,000,000	(2)	13,299,289

Total assets	$323,697,849	$99,440,896	$88,352,573		$511,491,318
Accounts payable and accrued liabilities	10,470,126	12,711,795	—		23,181,921
Purchase consideration due to stockholders	659,376	—	—		659,376
Advance billings	4,636,669	—	—		4,636,669
Customer advances	—	25,666,288	—		25,666,288
Income taxes payable	1,294,565	(235,907)	—		1,058,658
Long term debt and capital leases	2,340,067	4,291,050	(4,000,000	)(13)	2,631,117
Revolving line of credit	415,240	—	(415,240	)(2)	—

Total current liabilities	$19,816,043	$42,433,226	$(4,415,240)		$57,834,029
Deferred income taxes	818,072	1,972,332	7,332,000	(1)	10,122,404
Customer advances	—	15,011,685	—		15,011,685
Long term debt and capital leases	4,066,749	5,023,216	(5,000,000	)(13)	124,089,965
			120,000,000	(2)
Revolving line of credit	8,454,224	—	(8,454,224	)(2)	5,000,000
			5,000,000	(2)
Convertible senior notes	143,750,000	—	—		143,750,000
Minority interest in joint venture	233,744	—	—		233,744
Stockholders’ equity
Preferred stock	—	46,350	(46,350	)(1)	—
Common stock	14,766	137,774	(137,774	)(1)	15,025
			259	(3)
Additional paid in capital	105,897,605	10,020,241	(10,020,241	)(1)	114,787,820
			8,890,215	(3)
Retained earnings	37,967,577	26,382,149	(26,382,149	)(1)	37,967,577
Deferred compensation	(606,043)	—	—		(606,043)
Accumulated other comprehensive earnings	3,285,112	749,089	(749,089	)(1)	3,285,112
Common stock held in treasury, at cost	—	(2,335,166)	2,335,166	(1)	—

Total stockholders’ equity	$146,559,017	$35,000,437	$(26,109,963)		$155,449,491

Total liabilities and stockholders’ equity	$323,697,849	$99,440,896	$88,352,573		$511,491,318

	FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
	HISTORICAL		PRO FORMA
	SFBC	PHARMANET	ADJUSTMENTS		COMBINED
Revenue	$110,264,251	$88,260,495	$—		$198,524,746
Reimbursed out of pocket expenses	—	37,893,330	—		37,893,330

Total net revenue	110,264,251	126,153,825	—		236,418,076
Cost and expenses
Direct costs	59,430,905	53,683,263	—		113,114,168
Reimbursable out of pocket expenses	—	37,893,330	—		37,893,330
General and administrative expenses	27,091,308	19,372,284	—		46,463,592
Facility related charge	—	588,891	—		588,891
Depreciation and amortization	4,813,251	4,523,900	3,317,647	(4)	12,654,798

Total costs and operating expenses	91,335,464	116,061,668	3,317,647		210,714,779
Earnings from operations	18,928,787	10,092,157	(3,317,647)		25,703,297
Other income(expense)
Interest income	767,873	108,136	(392,093	)(10)	483,916
Interest expense	(990,244)	(360,587)	(1,967,578	)(5)	(9,409,712)
			(5,156,250	)(6)
			(639,919	)(7)
			(750,000	)(8)
			454,866	(12)

Total other expense	(222,371)	(252,451)	(8,450,974)		(8,925,796)
Earnings before income taxes	18,706,416	9,839,706	(11,768,621)		16,777,501
Income tax expense	4,735,382	3,435,041	(4,589,762	)(9)	3,580,661

Earnings before minority interest	13,971,034	6,404,665	(7,178,859)		13,196,840
Minority interest in joint venture	226,596	—	—		226,596

Net earnings	$13,744,438	$6,404,665	$(7,178,859)		$12,970,244

Earnings per share: — basic and diluted
Basic	$0.91				$0.88
Diluted	$0.87				$0.84
Weighted average common shares outstanding:
Basic	15,127,654		(407,842	)(11)	14,719,812
Diluted	15,823,859		(407,842	)(11)	15,416,017

	FOR THE YEAR ENDED DECEMBER 31, 2003
	HISTORICAL		PRO FORMA
	SFBC	PHARMANET	ADJUSTMENTS		COMBINED
Revenue	$103,852,536	$100,420,014	$—		$204,272,550
Reimbursed out of pocket expenses	—	39,881,786	—		39,881,786

Total net revenue	103,852,536	140,301,800	—		244,154,336
Cost and expenses
Direct costs	58,120,652	65,495,186	—		123,615,838
Reimbursable out of pocket expenses	—	39,881,786	—		39,881,786
General and administrative expenses	26,399,421	25,362,569	—		51,761,990
Depreciation and amortization	4,753,608	5,790,605	4,423,529	(4)	14,967,742

Total costs and operating expenses	89,273,681	136,530,146	4,423,529		230,227,356
Earnings from operations	14,578,855	3,771,654	(4,423,529)		13,926,980
Other income(expense)
Interest income	271,935	21,353	—		293,288
Interest expense	(427,122)	(1,280,647)	(3,234,375	)(5)	(12,625,843)
			(6,875,000	)(6)
			(1,072,849	)(7)
			(1,000,000	)(8)
			1,264,150	(12)

Total other expense	(155,187)	(1,259,294)	(10,918,074)		(12,332,555)
Earnings before income taxes	14,423,668	2,512,360	(15,341,603)		1,594,425
Income tax expense	2,841,960	931,599	(5,983,225	)(9)	(2,209,666)

Net earnings	$11,581,708	$1,580,761	$(9,358,378)		$3,804,091

Earnings per share: — basic and diluted
Basic	$0.99				$0.34
Diluted	$0.92				$0.32
Weighted average common shares outstanding:
Basic	11,751,885		(561,029	)(11)	11,190,856
Diluted	12,534,537		(561,029	)(11)	11,973,508

Notes to Unaudited Pro Forma Consolidated Financial Information

     The following pro forma adjustments were made:

(1)	To reflect the acquisition of PharmaNet on December 22, 2004 after the repayment by PharmaNet of its bank debt as discussed in Note 13. SFBC acquired 100% of the stock of PharmaNet for $245 million in cash. In addition, an estimated $8 million was paid related to investment banking, legal, and accounting fees directly related to the acquisition, resulting in a total purchase price of approximately $253 million. The entry also reflects the elimination of PharmaNet equity.

(2)	Reflects the borrowings under the credit facility entered into in connection with the PharmaNet acquisition. SFBC borrowed $125 million under this credit facility. SFBC incurred approximately $6 million of costs related to this new credit facility which is reflected as other assets. As part of this financing, SFBC repaid the outstanding balance of its prior credit facility which totalled approximately $8.9 million as of September 30, 2004.

(3)	To reflect the purchase of 258,971 shares of SFBC restricted common stock by certain executives of PharmaNet for total proceeds of $8.9 million upon the closing of the PharmaNet acquisition.

(4)	To reflect amortization of the estimated identifiable intangible assets acquired in the PharmaNet acquisition totaling $18.8 million based on their estimated useful lives.

(5)	To reflect interest expense on the $143.75 million of convertible senior notes at an annual interest rate of 2.25%.

(6)	To reflect interest expense on the $125 million outstanding under the credit facility based on an estimated annual interest rate of 5.5%, under the effective interest method. A 0.125% change in this interest rate results in a net effect on earnings of approximately $95,000 and $71,000 for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively.

(7)	To reflect the additional interest expense from the amortization of the deferred financing costs related to the convertible senior notes using an estimated life of five years, under the effective interest method.

(8)	To reflect the additional interest expense from the amortization of the deferred financing costs related to the credit facility using an estimated life of six years.

(9)	To reflect the tax effect of the pro forma adjustments using an effective tax rate of 39%.

(10)	To reflect the elimination of interest income on the proceeds from the convertible senior notes offering since the proceeds of the offering were used in connection with the PharmaNet acquisition.

(11)	To reflect the weighted average share effect of the August 2004 repurchase of 820,000 shares of SFBC common stock with proceeds from the convertible senior notes offering and to reflect the issuance of 258,971 shares of SFBC restricted common stock sold on December 22, 2004 to certain PharmaNet executives in connection with the PharmaNet acquisition.

(12)	To reflect the reduction of interest expense and the reduction of the amortization of deferred loan costs related to the prior PharmaNet debt, which was repaid upon the acquisition.

(13)	To reflect the repayment by PharmaNet prior to the acquisition of approximately $9 million of PharmaNet’s bank debt.

(c) Exhibits

The following exhibits are included in this Item 9.01(c) of this Current Report on Form 8-K/A:

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Grant Thornton LLP

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFBC International, Inc.
Dated: February 8, 2005	By:	/s/ Arnold Hantman
Arnold Hantman,
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Grant Thornton LLP